Exhibit 10.30

INDEMNITY AGREEMENT

This Indemnity Agreement, entered into on ______________ (the “Agreement”), is made by and between ZAIS Group Holdings, Inc., a Delaware corporation (the “Company”) and ______________ (the “Indemnitee”).

RECITALS

A.       The Company is aware that competent and experienced persons are increasingly reluctant to serve as directors or officers of corporations unless they are protected by adequate indemnification, due to increased exposure to litigation costs and risk resulting from their service to such corporations, and due to the fact that the exposure frequently bears no reasonable relationship to the compensation of such directors and officers;

B.       The statutes and judicial decisions regarding the duties of directors and officers are often difficult to apply, ambiguous, or conflicting, and therefore fail to provide such directors and officers with adequate, reliable knowledge of legal risks to which they are exposed or information regarding the proper course of action to take;

C.       Plaintiffs often seek damages in such large amounts and the costs of litigation may be so great (whether or not the case is meritorious), that the defense and/or settlement of such litigation is usually beyond the personal resources of directors and officers;

D.       Based upon their experience as business managers, the Board of Directors of the Company (the “Board”) has concluded that, to retain and attract talented and experienced individuals to serve as officers and directors of the Company and its “subsidiaries” (as defined in Section 1 below) and to encourage such individuals to take the business risks necessary for the success of the Company and its subsidiaries, it is necessary for the Company to contractually indemnify its directors and certain of its officers, and the directors and certain of the officers of its subsidiaries, and to assume for itself maximum liability for expenses and damages in connection with claims against such officers and directors in connection with their service to the Company and its subsidiaries, and has further concluded that the failure to provide such contractual indemnification could result in great harm to the Company and its subsidiaries and the Company’s stockholders;

E.       The Certificate of Incorporation of the Company, the Bylaws of the Company and the General Corporation Law of the State of Delaware (the “DGCL”) provide for the elimination of personal liability on the part of directors, officers, employees and agents of the Company for monetary damages resulting from certain actions taken in such capacity and permit the indemnification of directors, officers, employees and agents of the Company and specifically provide they are not exclusive, and thereby contemplate that contracts may be entered into between the Company and persons providing services to it; and

F.       The Company desires and has requested the Indemnitee to serve or continue to serve as a director or officer of the Company and/or one or more of its subsidiaries free from undue concern for claims for damages arising out of or related to such services to the Company and/or one or more of its subsidiaries.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1.       Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

(a)       Agent. “Agent” means any person who (i) is or was a director, officer, employee, or other agent of the Company or a subsidiary of the Company, (ii) is or was serving at the request of, for the convenience of, or to represent the “interest of the Company” or a subsidiary of the Company as a director, officer, trustee, partner, employee or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, foundation, association, organization or other legal entity or enterprise or (iii) is or was serving in any capacity with respect to any employee benefits plans of the Company or any subsidiary. For purposes of subsection (ii) of this Section 1(a), if the Indemnitee is serving or has served as a director, officer, trustee, partner, employee or agent of a subsidiary, the Indemnitee shall be deemed to be serving at the request of the Company.

(b)       Controlled. “Controlled” means subject to the power to exercise a controlling influence over the management or policies of a corporation, partnership, joint venture, trust or other entity.

(c)       Expenses. “Expenses” includes all direct and indirect costs, fees and expenses of any type or nature whatsoever (including, without limitation, all reasonable attorneys’ fees and related disbursements and retainers, other out-of-pocket costs such as fees and disbursements of expert witnesses, private investigators and professional advisors, court costs, transcript costs, fees of experts, duplicating, printing and binding costs, telephone and fax transmission charges, postage, delivery services, secretarial services and other disbursements and expenses and reasonable compensation for time spent by the Indemnitee for which the Indemnitee is not otherwise compensated by the Company or any third party) actually and reasonably incurred by the Indemnitee in connection with either the investigation, defense, settlement or appeal of, or otherwise related to a proceeding or establishing or enforcing a right to indemnification under this Agreement, Section 8 or otherwise.

(d)       Proceeding. “Proceeding” means any threatened, pending, or completed claim, action, suit, arbitration, alternate dispute resolution process, investigation, administrative hearing, appeal or any other proceeding, whether civil, criminal, administrative, investigative or any other type whatsoever, whether formal or informal, including a proceeding initiated by the Indemnitee pursuant to Section 7 of this Agreement to enforce the Indemnitee’s rights hereunder.

(e)       Subsidiary. “subsidiary” means (i) any corporation of which 50% or more of the outstanding voting securities are owned directly or indirectly by the Company, or which is otherwise controlled by the Company, (ii) any partnership, joint venture, limited liability company, trust or other entity of which 50% or more of the equity interest is owned directly or indirectly by the Company, or which is otherwise controlled by the Company or (iii) the Company owns a general partner or managing member or similar interest.

2.       Agreement to Serve. The Indemnitee agrees to serve and/or continue to serve as an agent of the Company, at its will (or under separate agreement, if such agreement exists), in the capacity the Indemnitee currently serves as an agent of the Company; provided, however, that nothing contained in this Agreement is intended to or shall (i) restrict the ability of the Indemnitee to resign at any time and for any reason from its current position, (ii) create any right to continued employment of the Indemnitee in its current or any other position, or (iii) restrict the ability of the Company to terminate the employment or agency of the Indemnitee at any time and for any reason.

3.       Indemnification as Agent.

(a)       Third Party Actions. If the Indemnitee was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Company) by reason of the fact that the Indemnitee is or was an agent of the Company, or by reason of anything done or not done by the Indemnitee in any such capacity or otherwise at the request of the Company or any of its officers, directors, or stockholders, the Company shall indemnify the Indemnitee against any and all expenses and liabilities of any type whatsoever (including, but not limited to, judgments, damages, liabilities, losses, fines, excise taxes, penalties and amounts paid in settlement) actually and reasonably incurred by the Indemnitee in connection with the investigation, defense, settlement or appeal of, or otherwise related to, such proceeding, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, if the Indemnitee had no reasonable cause to believe his conduct was unlawful.

(b)       Derivative Actions. If the Indemnitee was or is a party or is threatened to be made a party to any proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that the Indemnitee is or was an agent of the Company, or by reason of anything done or not done by the Indemnitee in any such capacity, the Company shall indemnify the Indemnitee against any amounts paid in settlement of any such proceeding and any and all expenses and liabilities of any type whatsoever (including, but not limited to, judgments, damages, liabilities, losses, fines, excise taxes, penalties and amounts paid in settlement) actually and reasonably incurred by the Indemnitee in connection with the investigation, defense, settlement, or appeal of, or otherwise related to, such proceeding, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company; except that no indemnification under this subsection shall be made with respect to any claim, issue or matter as to which such person has been finally adjudged by a court of competent jurisdiction to have been liable to the Company, unless and only to the extent that the court in which such proceeding was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

(c)       Other Actions and Amendments. In addition to the indemnification provided above, the Company shall indemnify the Indemnitee to the fullest extent now or hereafter permitted by law, with respect to any expenses and liabilities of any type whatsoever arising because the Indemnitee was or is a party or is threatened to be made a party to any proceeding by reason of the fact that the Indemnitee is or was an agent of the Company, or by reason of anything done or not done by the Indemnitee in any such capacity or otherwise at the request of the Company or any of its officers, directors, or stockholders. If the DGCL is amended after the date hereof to permit the Company to indemnify the Indemnitee for expenses or liabilities, or to indemnify the Indemnitee with respect to any action or proceeding, not contemplated by this Agreement, then this Agreement (without any further action be either party hereto) shall automatically be deemed to be amended to require that the Company indemnify the Indemnitee to the fullest extent permitted by the DGCL.

4.       Indemnification as Witness. Notwithstanding any other provision of this Agreement, to the extent the Indemnitee is, by reason of the fact that the Indemnitee is or was an agent of the Company, a witness in any proceeding, the Indemnitee shall be indemnified against any and all expenses actually and reasonably incurred by or for the Indemnitee in connection therewith.

5.       Advancement of Expenses. Subject to Section 8(a) below, the Company shall advance all expenses actually and reasonably incurred by the Indemnitee in connection with the investigation, defense, settlement or appeal of, or otherwise related to any proceeding to which the Indemnitee is a party or is threatened to be made a party by reason of the fact that the Indemnitee is or was an agent of the Company. The Indemnitee hereby agrees to repay such amounts advanced, without interest, only if, and to the extent that, it shall ultimately be determined pursuant to Section 7 below that the Indemnitee is not entitled to be indemnified by the Company. The advances to be made hereunder shall be paid by the Company to the Indemnitee within ten (10) days following delivery of a written request therefor by the Indemnitee to the Company.

6.       Indemnification Procedures.

(a)       Notice by the Indemnitee. Promptly after receipt by the Indemnitee of notice of the commencement of or the threat of commencement of any proceeding, the Indemnitee shall, if the Indemnitee believes that indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company of the commencement or threat of commencement thereof; provided that the failure to give such notice shall not impair the Indemnitee’s rights under this Agreement.

(b)       Notice to Insurer. If, at the time of the receipt of a notice of the commencement of a proceeding pursuant to Section 6(a) above, the Company has in effect an insurance policy or policies providing directors’ and officers’ liability insurance, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(c)       Assumption of Defense. In the event the Company shall be obligated to pay the expenses of the Indemnitee with respect to any proceeding, the Company shall be entitled to assume the defense of such proceeding, with counsel of its choosing, upon the delivery to the Indemnitee of written notice of its election to do so, which written notice shall be delivered within ten (10) calendar days after receipt of written notice of the proceeding pursuant to Section 6(a) above. After delivery of such notice, the Company will not be liable to the Indemnitee under this Agreement for any fees and expenses of counsel which are subsequently incurred by the Indemnitee with respect to the same proceeding; provided, however, that the Indemnitee shall have the right to employ Indemnitee’s counsel in any such proceeding at the Indemnitee’s expense; and provided further, that if (i) the employment of counsel by the Indemnitee has been previously authorized by the Company, or (ii) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of any such defense or that the Indemnitee may have separate defenses or counterclaims to assert with respect to any issue which may not be consistent with the position of other defendants in such proceeding, or (iii) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding in a timely manner, then, in any such case, the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company. In addition, if the Company fails to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any action, suit or proceeding to deny or to recover from the Indemnitee the benefits intended to be provided to the Indemnitee hereunder, the Indemnitee shall have the right to retain counsel of Indemnitee’s choice, at the expense of the Company, to represent the Indemnitee in connection with any such matter. The Company shall not, without the prior written consent of Indemnitee, consent to the entry of any judgment against the Indemnitee or enter into any settlement or compromise which (i) includes an admission of fault of the Indemnitee or (ii) does not include, as an unconditional term thereof, the full release of the Indemnitee from all liability in respect of such Proceeding, which release shall be in form and substance reasonably satisfactory to the Indemnitee. This Section 6(c) shall not apply to a Proceeding brought by the Indemnitee under Section 7 below or pursuant to Section 8(a) below.

(d)       Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee. The Indemnitee shall execute all documents required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company to effectively bring suit to enforce such rights.

7.       Determination of Right to Indemnification.

(a)       Successful Proceeding. To the extent the Indemnitee has been successful, on the merits or otherwise, in the defense of any proceeding referred to in Section 3 above, the Company shall indemnify the Indemnitee against any and all expenses actually and reasonably incurred by the Indemnitee in connection therewith. If the Indemnitee is not wholly successful in such proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such proceeding, the Company shall indemnify the Indemnitee against any and all expenses actually and reasonably incurred by or for the Indemnitee in connection with each successfully resolved claim, issue or matter. For purposes of this Section 7(a), the termination of any proceeding, or any claim, issue or matter in such a proceeding, by dismissal, with or without prejudice, by reason of settlement, judgment, order or otherwise, shall be deemed to be a successful result as to such proceeding, claim, issue or matter, so long as there has been no finding (either adjudicated or pursuant to Section 7(c) below) that the Indemnitee (i) did not act in good faith, or (ii) did not act in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, or (iii) with respect to any criminal proceeding, had reasonable grounds to believe his conduct was unlawful.

(b)       Other Proceeding. In the event that Section 7(a) above is inapplicable, or applicable only in part, the Company shall nevertheless indemnify the Indemnitee unless, and only to the extent that, the Company shall prove by clear and convincing evidence to a forum listed in Section 7(c) below that the Indemnitee has not met the applicable standard of conduct set forth in Section 3 above, if any, which entitles the Indemnitee to such indemnification.

(c)       Forum in Event of Dispute. The Indemnitee shall be entitled to select the forum in which the validity of the Company’s claim under Section 7(b) hereof that the Indemnitee is not entitled to indemnification will be heard, from among the following:

(1)       a quorum of the Board consisting of directors who are not parties to the proceeding for which indemnification is being sought;

(2)       if a quorum of the Board is not obtainable (or, even if obtainable, if a quorum of the Board described in clause (i) above concurs), legal counsel (with no prior relationship to the Indemnitee) selected by the Indemnitee, and reasonably approved by the Board, which counsel shall make such determination in a written opinion; or

(3)       the stockholders of the Company.

(d)       Submission of Company’s Claim. As soon as practicable, and in no event later than thirty (30) days after written notice of the Indemnitee’s choice of forum pursuant to Section 7(c) above, the Company shall, at its own expense, submit to the selected forum in such manner as the Indemnitee or the Indemnitee’s counsel may reasonably request, its claim that the Indemnitee is not entitled to indemnification. The Company shall act in the utmost good faith to assure the Indemnitee a complete opportunity to defend against such claim.

(e)       Appeal to Court. Notwithstanding a determination by any forum listed in Section 7(c) above that the Indemnitee is not entitled to indemnification with respect to a specific proceeding, the Indemnitee shall have the right to apply to the court in which that proceeding is or was pending or any other court of competent jurisdiction, for the purpose of enforcing the Indemnitee’s right to indemnification pursuant to this Agreement.

(f)       Indemnity for Expenses in Enforcement of Agreement. Notwithstanding any other provision in this Agreement to the contrary, the Company shall indemnify the Indemnitee against all expenses incurred by the Indemnitee in connection with any hearing or proceeding under this Section 7 involving the Indemnitee and against all expenses incurred by the Indemnitee in connection with any other proceeding between the Company and the Indemnitee involving the interpretation or enforcement of the rights of the Indemnitee under this Agreement unless a court of competent jurisdiction finds that each of the claims and/or defenses of the Indemnitee in any such proceeding was frivolous or made in bad faith.

(g)       Effect of Certain Resolutions. Neither the settlement or termination of any proceeding nor the failure of the Company to award indemnification or to determine that indemnification is payable shall create a presumption that the Indemnitee is not entitled to indemnification hereunder. In addition, the termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, had reasonable cause to believe that Indemnitee’s action was unlawful.

(h)       Failure to Act Not a Defense. The failure of the Company (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of indemnification hereunder or the advancement of expenses under this Agreement shall not be a defense in any action brought under Section 7 above, and shall not create a presumption that such indemnification or advancement is not permissible.

8.       Exceptions.

(a)       Claims Initiated by the Indemnitee. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify or advance expenses to the Indemnitee with respect to proceedings or claims initiated or brought voluntarily by the Indemnitee and not by way of defense or counterclaims asserted by the Indemnitee in a proceeding brought against the Indemnitee, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under the General Corporation Law of the State of Delaware, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board finds it to be appropriate.

(b)       Lack of Good Faith. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify the Indemnitee for any expenses incurred by the Indemnitee with respect to any proceeding instituted by the Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such proceeding was frivolous or made in bad faith.

(c)       Unauthorized Settlements. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify the Indemnitee for any amount paid in settlement of a proceeding effected without the prior written consent of the Company. The Company agrees not to unreasonably withhold its consent to any settlement.

(d)       No Duplicative Payment. The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that the Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

9.       Non-exclusivity. The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed exclusive of any other rights which the Indemnitee may have under any provision of law, the Company’s Amended and Restated Certificate of Incorporation or Bylaws, the vote of the Company’s stockholders or disinterested directors, other agreements, or otherwise, both as to action in his official capacity and as to action in another capacity while occupying a position as an agent of the Company.

10.       Interpretation of Agreement; Scope. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to the Indemnitee to the fullest extent now or hereafter permitted by law. The benefits of this Agreement shall inure to the Indemnitee both with respect to acts done or not done by the Indemnitee both before and after this date.

11.       Burden of Proof. In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that the Indemnitee is entitled to indemnification under this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

12.       Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (i) the validity, legality and enforceability of the remaining provisions of the Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to Section 10 hereof.

13.       Modification and Waiver. Except as contemplated by Section 3(c), no supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

14.       Survival, Successors and Assigns. The Indemnitee’s rights under this Agreement shall continue after the Indemnitee has ceased acting as an agent of the Company. The terms of this Agreement shall be binding on and inure to the benefit of the Company and its successors and assigns and shall be binding on and inure to the benefit of the Indemnitee and Indemnitee’s heirs, executors and administrators.

15.       Gender. The masculine, feminine or neuter pronouns used herein shall be interpreted without regard to gender, and the use of the singular or plural shall be deemed to include the other whenever the context so requires.

16.       Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and received by the party addressee or (ii) if mailed by certified or registered mail with postage prepaid, on the third business day after the mailing date. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

17.       Governing Law. This Agreement shall be governed exclusively by and construed according to the laws of the State of Delaware without regard to principles of conflicts of laws.

18.       Consent to Jurisdiction. The Company and the Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state courts of the State of Delaware.

19.       Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

[Signature page follows]

The parties hereto have entered into this Agreement effective as of the date first above written.

ZAIS GROUP HOLDINGS, INC.

By:
Name:
Title:

INDEMNITEE

Name:

[Signature Page to Indemnity Agreement]